EXHIBIT 7.2
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                          FIRST SUPPLEMENTAL INDENTURE

                  FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of April __, 2004, by and between Canadian Pacific Railway Company, a corporation duly organized and existing under the laws of Canada (the "Corporation"), having its principal office at Suite 500, 401 9th Avenue, S.W., Calgary, Alberta T2P 4Z4, and The Bank of New York, a New York banking corporation, as trustee under the Indenture referred to below (the "Trustee").

                  WHEREAS, the Corporation and the Trustee are parties to that certain indenture, dated as of October 30, 2001, by and between the Corporation and the Trustee (the "Indenture"), under which the Corporation may issue from time to time unsecured debentures, notes or other evidences of indebtedness in an unlimited aggregate principal amount issuable in one or more series as provided therein and pursuant to which the Corporation's 6.250% Notes due 2011, 7.125% Debentures due 2031 and 5.75% Debentures due 2033 (collectively, the "Securities") were issued;

                  WHEREAS, Section 8.01(9) of the Indenture provides, in part, that the Corporation may, without the consent of the Holders of any series, enter into a supplemental indenture in order to, among other things, cure any ambiguity, correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions as may be necessary or desirable, provided that such action shall be not prejudicial, in any material respect, to the interests of the Holders of the Securities of any series or the Coupons appertaining thereto;

                  WHEREAS, Section 9.03 of the Indenture currently reads as follows:

                  "The Corporation shall annually within 120 days (or such longer period as the Trustee in its discretion may consent to) after the end of its fiscal year furnish to the Trustee a copy of the consolidated financial statements and of the report of the Corporation's Auditors thereon which are furnished to the shareholders of the Corporation. The Trustee shall have no obligation to analyze such financial statements or to evaluate the financial performance of the Corporation as indicated therein in any manner whatsoever.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates).";

                  WHEREAS, the Corporation is a wholly owned subsidiary of Canadian Pacific Railway Limited, a corporation duly organized and existing under the laws of

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Canada ("CPRL"), and does not furnish its consolidated financial statements and the report of its Auditors thereon to its shareholder, CPRL;

                  WHEREAS, the Corporation views it to be desirable to correct such defect in the Indenture and considers that such action shall not be prejudicial, in any material respect, to the interests of the Holders of the Securities of any series or the Coupons appertaining thereto;

                  WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects permitted by the provisions of the Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Corporation in accordance with its terms have been done.

         The parties hereto agree as follows:

                  1. DEFINITIONS. All capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Indenture.

                  2. EFFECT. This Supplemental Indenture shall become effective upon its execution and delivery by the parties hereto.

                  3. DEFINITIONS. Section 1.01 of the Indenture is hereby amended by adding the following definition immediately following the definition of "COVENANT DEFEASANCE":

         ""CPRL" has the meaning specified in Section 9.03(a);".

                  4. The first paragraph of section 9.03 of the Indenture is hereby amended and restated in its entirety to read as follows:

         "The Corporation shall:

         (a) file or cause to be filed with the Trustee, within 15 days after Canadian Pacific Railway Limited, a corporation duly organized and existing under the laws of Canada and the sole shareholder of the Corporation ("CPRL"), is required to file the same with the Commission, copies, which may be in electronic format, of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which CPRL may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended;

         (b) notwithstanding that CPRL may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, shall provide the Trustee:


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                  (1)      within 90 days (or such longer period as the Trustee
                           in its discretion may consent to) after the end of each fiscal year, the information required to be contained in CPRL's annual reports on Form 20-F, Form 40-F or Form 10-K as applicable (or any successor form); and

                  (2) within 45 days (or such longer period as the Trustee in its discretion may consent to) after the end of each of the first three fiscal quarters of each fiscal year, the information required to be contained in CPRL's reports on Form 6-K (or any successor form) which, regardless of applicable requirements, shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a company with securities listed on the Toronto Stock Exchange, whether or not CPRL has any of its securities so listed.

Such reports, to the extent permitted by the rules and regulations of the Commission, will be prepared in accordance with Canadian disclosure requirements and GAAP; provided, however, that the Corporation shall not be obligated to file or cause to be filed such reports with the Commission if the Commission does not permit such filings;

         (c) transmit or cause to be transmitted to all Holders of Registered Securities, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, within 15 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed pursuant to paragraph (a) of this Section as may be required by rules and regulations prescribed from time to time by the Commission."

                  5. RESPONSIBILITY OF TRUSTEE. The Trustee shall not be responsible for the sufficiency of this Supplemental Indenture or as to the due execution thereof by the Corporation or as to recitals of fact contained herein, all of which are made solely by the Corporation.

                  6. GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  7. COUNTERPARTS. This Supplemental Indenture may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

                  8. EFFECT ON INDENTURE. This Supplemental Indenture shall form a part of the Indenture for all purposes and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. In the event of a conflict between


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the terms and conditions of this Supplemental Indenture and the terms and conditions of the Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.


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                  IN WITNESS WHEREOF, the parties have executed this
Supplemental Indenture as of the date first written above.



                               CANADIAN PACIFIC RAILWAY COMPANY



                               By:
                                   -------------------------------
                                   Name:
                                   Title:



                               By:
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                                   Name:
                                   Title:



                               THE BANK OF NEW YORK, as Trustee


                               By:
                                   -------------------------------
                                   Name:
                                   Title:




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